UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 8, 2014

SIGMA LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada	33-2783-S	82-0404220
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Cienega Street, Suite C

Santa Fe, New Mexico 87501

_________________________

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (505) 438-2576

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into a Material Definitive Agreement.

On January 10, 2014, Sigma Labs, Inc., a Nevada corporation (the “Company”), closed the private placement contemplated by the Subscription Agreement (the “Subscription Agreement”), entered into as of January 8, 2014, between the Company and Rockville Asset Management Ltd., a Hong Kong company (the “Investor”).

Pursuant to the Subscription Agreement, among other things:

•	The Company issued 43,750,000 restricted shares of the Company’s common stock to the Investor for a total purchase price of $3,500,000 in cash;

•	In connection with the purchase and sale of the shares, the Company agreed to issue to the Investor a warrant (the "Warrant") to purchase up to 14,259,259 shares of the Company's common stock, at an exercise price of $0.15 per share. The Warrant has a term of nine-months from the date of issuance (i.e., January 10, 2014);

•	The Company agreed to use its best efforts to list the Company's common stock on the New York Stock Exchange, NASDAQ or any other securities exchange acceptable to the Investor within 24-months from the closing of the private placement, to the extent the common stock is qualified to be listed on such securities exchanges; and

•	The Company agreed to not, during the twelve-month period following the closing, approve any amendment to the Company's Articles of Incorporation, declare or pay any cash dividends on the common stock or sell all or substantially all of the property and assets of the Company without the approval of the Investor, subject to certain exceptions.

The preceding summary of the Subscription Agreement, the Warrant and the transactions contemplated thereby does not purport to be complete and is subject to the full text of the Subscription Agreement and the Warrant that will be filed with the Company's annual report on Form 10-K for the year ended December 31, 2013.

ITEM 3.02	Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 3.02.

As stated in Item 1.01 above, the Company sold to the Investor 43,750,000 shares of common stock for total gross proceeds of $3,500,000.  In connection with the purchase and sale of such shares, the Company issued to the Investor a nine-month Warrant to purchase up to 14,259,259 shares of the Company's common stock at an exercise price of $0.15 per share.  The Company also agreed to pay a finder's fee to a third party in cash equal to $175,000 (i.e., 5% of the amount invested by the Investor) and to issue to the third party a two-year warrant to purchase up to 2,187,500 shares of common stock (i.e., 5% of the shares of common stock issued by the Company to the Investor), at an exercise price of $0.08 per share, which warrant may be exercised in a cashless exercise.

This issuance of the foregoing securities to the Investor was made in reliance on the exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Regulation S. No directed selling efforts were made in the United States, the Investor is not a U.S. person, and as a condition to closing, the Investor represented that it understands the securities will not be registered under the Securities Act and the related restrictions on transfer, and the securities will be legended. The issuance of the warrant to the finder was made in reliance upon the securities registration exemption contained in Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

ITEM 8.01	Other Events.

On January 13, 2014, the Company issued a press release (the “Press Release”) announcing the completion of the private placement described in Items 1.01 and 3.02 above. A copy of the Press Release is filed as an exhibit to this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated January 13, 2014, relating to the completion of the Company’s private placement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2014	SIGMA LABS, INC.

	By:	/s/ Mark Cola
		Name:	Mark Cola
		Title:	President and Chief Executive Officer